Houlihan Lokey Reports Third Quarter Fiscal 2019 Financial Results

– Third Quarter Fiscal 2019 Revenues of $298 million –
– Third Quarter Fiscal 2019 Diluted EPS of $0.67 –
– Adjusted Third Quarter Fiscal 2019 Diluted EPS of $0.77 –
– Announces Dividend of $0.27 per Share for Fourth Quarter Fiscal 2019 –

LOS ANGELES and NEW YORK - January 29, 2019 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its third fiscal quarter ended December 31, 2018. For the third quarter, revenues increased 15% to $298 million, compared with $259 million for the third quarter ended December 31, 2017.
Net income decreased 29% to $44 million, or $0.67 per diluted share, for the third quarter ended December 31, 2018, compared with $62 million, or $0.93 per diluted share, for the third quarter ended December 31, 2017. Adjusted net income for the third quarter ended December 31, 2018 grew 11% to $51 million, or $0.77 per diluted share, compared with $46 million, or $0.69 per diluted share, for the third quarter ended December 31, 2017.
"We had a strong third quarter, and we continue to see solid momentum across all three product lines as we enter a new calendar year. The firm received several important accolades this quarter, including being named as the #1 M&A advisor for all U.S. transactions under $1 billion in 2018 and the #1 global financial restructuring advisor in 2018, both in terms of number of transactions and value. We are also excited about reaching the $1 billion milestone based on our latest twelve months' revenues through the end of the third quarter. We achieved this milestone as a result of a strong commitment by all of us at Houlihan Lokey to drive shareholder value by investing in growth. I want to thank every employee at HLI for their contribution to helping us achieve this milestone." stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data
(Unaudited and in thousands, except per share data)

	U.S. GAAP
	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Revenues	$298,013	$258,937	$793,007	$718,611
Operating expenses:
Employee compensation and benefits	187,180	174,308	501,682	481,112
Non-compensation expenses	48,574	30,144	132,763	82,815
Operating income	62,259	54,485	158,562	154,684
Other (income) expense, net	(672)	(632)	(3,285)	(2,338)
Income before provision for income taxes	62,931	55,117	161,847	157,022
Provision for income taxes	18,974	(6,466)	48,089	22,838
Net income attributable to Houlihan Lokey, Inc.	$43,957	$61,583	$113,758	$134,184

Diluted net income per share of common stock	$0.67	$0.93	$1.72	$2.02

Revenues

For the third quarter ended December 31, 2018, revenues increased to $298 million, compared with $259 million for the third quarter ended December 31, 2017. For the quarter, Corporate Finance ("CF") revenues increased 43%, Financial Restructuring ("FR") revenues decreased 20%, and Financial Advisory Services ("FAS") revenues increased 9% when compared with the third quarter ended December 31, 2017. Revenues for the quarter ended December 31, 2018 included $8.9 million in expense reimbursements as a result of the adoption of ASC 606 effective April 1, 2018 that now clarifies that reimbursements of out-of-pocket expenses should be included in revenues, whereas prior to adoption we had been reporting non-compensation expenses net of such reimbursements.

Expenses

The Company’s employee compensation and benefits, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis, as appropriate.

(Unaudited and in thousands)

	Three Months Ended December 31,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2018	2017	2018	2017
Expenses:
Employee compensation and benefits	$187,180	$174,308	$181,042	$164,423
% of Revenues	62.8%	67.3%	60.7%	63.5%
Non-compensation expenses	$48,574	$30,144	$47,024	$28,869
% of Revenues	16.3%	11.6%	15.8%	11.1%
Provision for Income Taxes	$18,974	($6,466)	$19,819	$20,697
% of Pre-Tax Income	30.2%	(11.7)%	28.1%	31.2%

(Unaudited and in thousands)

	Nine Months Ended December 31,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2018	2017	2018	2017
Expenses:
Employee compensation and benefits	$501,682	$481,112	$483,266	$458,615
% of Revenues	63.3%	67.0%	60.9%	63.8%
Non-compensation expenses	$132,763	$82,815	$125,256	$81,540
% of Revenues	16.7%	11.5%	15.8%	11.3%
Provision for Income Taxes	$48,089	$22,838	$54,073	$63,605
% of Pre-Tax Income	29.7%	14.5%	28.9%	35.5%

*Note: The adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Employee compensation and benefits expenses were $187 million for the third quarter ended December 31, 2018, compared with $174 million for the third quarter ended December 31, 2017. The increase in employee compensation and benefits expenses was primarily a result of higher fee revenues when compared with the same quarter last year.

Adjusted employee compensation and benefits expenses were $181 million for the third quarter ended December 31, 2018, compared with $164 million for the third quarter ended December 31, 2017. The increase in adjusted employee compensation and benefits expenses was primarily a result of an increase in fee revenues for the quarter when compared with the same quarter last year. This resulted in an adjusted compensation ratio of 60.7% for the third quarter ended December 31, 2018, versus 63.5% for the third quarter ended December 31, 2017.

Non-compensation expenses were $49 million for the third quarter ended December 31, 2018 and $30 million for the third quarter ended December 31, 2017. The increase in non-compensation expenses was primarily driven by (i) the recognition of reimbursements of out-of-pocket expenses as revenues rather than reporting non-compensation expense net of such amounts as was the case in the prior year period, (ii) higher rent expense, (iii) higher professional fees, and (iv) general increases in travel, meals, and entertainment and other operating expenses.

Adjusted non-compensation expenses were $47 million for the third quarter ended December 31, 2018 and $29 million for the third quarter ended December 31, 2017. The increase in adjusted non-compensation expenses was primarily driven by (i) the recognition of reimbursements of out-of-pocket expenses as revenues rather than reporting non-compensation expense net of such amounts as was the case in the prior year period, (ii) higher rent expense, (iii) higher professional fees, and (iv) general increases in travel, meals, and entertainment and other operating expenses.

The provision for income taxes was $19 million, representing an effective tax rate of 30.2% for the third quarter ended December 31, 2018, compared with ($6) million, representing an effective tax rate of (11.7)% for the third quarter ended December 31, 2017. The increase in the Company's tax rate was primarily a result of the Tax Cuts and Jobs Act (the "Tax Act") that was enacted into law in December 2017, as well as the adoption of ASU 2016-09, Compensation - Stock Compensation, which resulted in a decrease to the provision for income taxes for the quarter ended December 31, 2017 due to the vesting of share awards that were accelerated during the quarter.

The adjusted provision for income taxes was $20 million, representing an adjusted effective tax rate of 28.1% for the third quarter ended December 31, 2018, compared with $21 million, representing an adjusted effective tax rate of 31.2% for the third quarter ended December 31, 2017. The decrease in the adjusted effective tax rate was a result of a lower statutory federal tax rate per the Tax Act.

Segment Reporting for the Third Quarter

Corporate Finance revenues increased 43% to $184 million for the third quarter ended December 31, 2018, compared with $129 million in the quarter ended December 31, 2017. Revenues increased primarily as a result of a significant increase in the number of transactions that closed during the quarter compared to the same period last year, coupled with the recognition of reimbursements of out-of-pocket expenses as revenues. CF closed 89 transactions in the third quarter ended December 31, 2018, versus 54 transactions in the third quarter ended December 31, 2017. CF's average transaction fee for the quarter was slightly lower when compared with the same period last year.

(Unaudited and $ in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Corporate Finance
Revenues	$183,965	$129,003	$462,893	$398,822
# of MDs	108	95	108	95
# of Closed Transactions	89	54	220	170
For the third quarter ended December 31, 2018, Financial Restructuring revenues decreased 20% to $75 million, compared with $94 million in the third quarter ended December 31, 2017. FR closed 21 transactions in the third quarter ended December 31, 2018, versus 19 transactions in the third quarter ended December 31, 2017, but FR's average transaction fee for the quarter was lower when compared with the same period last year.

(Unaudited and $ in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Financial Restructuring
Revenues	$75,013	$94,160	$218,173	$216,470
# of MDs	44	42	44	42
# of Closed Transactions	21	19	54	51
For the third quarter ended December 31, 2018, Financial Advisory Services revenues increased 9% to $39 million, compared with $36 million in the third quarter ended December 31, 2017. The growth in revenues was primarily a result of the recognition of reimbursements of out-of-pocket expenses as revenues.

(Unaudited and $ in thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Financial Advisory Services
Revenues	$39,035	$35,774	$111,941	$103,319
# of MDs	35	37	35	37
# of Fee Events[1]	502	537	1,046	1,071

1.	A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000 (one thousand dollars).

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.27 per share of Class A and Class B common stock. The dividend will be payable on March 15, 2019 to stockholders of record as of the close of business on March 4, 2019.

For the third quarter ended December 31, 2018, the Company repurchased 370,728 shares of its common stock in open market purchases at an average price of $40.33 per share, for a total cost of $15 million.

As of December 31, 2018, the Company had $297 million of unrestricted cash and cash equivalents and investment securities, and loans payable and other liabilities aggregating $32 million.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Tuesday, January 29, 2019, to discuss its third quarter fiscal 2019 results. The number to call is 1-800-289-0438 (domestic) or 1-323-994-2082 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from January 29, 2019 through February 5, 2019, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 7993332#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, adjusted operating expenses and adjusted provision for income taxes are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. Adjusted net income, adjusted operating expenses and adjusted provision for income taxes remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

Adjusted net income as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, as well as a reconciliation of the specific line items in adjusted net income, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, valuation, and strategic consulting. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm's commitment to client success across its advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions in number of transactions, the No. 1 global restructuring advisor in both number of transactions and value, and the No. 1 global M&A fairness opinion advisor in number of transactions over the past 20 years, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Consolidated Balance Sheet (Unaudited)
Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

Houlihan Lokey, Inc.
Consolidated Balance Sheet
(In thousands, except share data and par value)

	December 31, 2018	March 31, 2018
	(unaudited)	(audited)
Assets:
Cash and cash equivalents	$256,401	$206,723
Restricted cash	368	93,500
Investment securities	40,960	209,319
Accounts receivable, net of allowance for doubtful accounts	65,365	77,259
Unbilled work in process	30,660	45,862
Receivable from affiliates	7,027	8,732
Property and equipment, net of accumulated depreciation	30,865	32,146
Goodwill and other intangibles, net of accumulated amortization	795,251	723,310
Other assets	33,273	21,990
Total assets	1,260,170	1,418,841
Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	291,073	377,901
Accounts payable and accrued expenses	45,159	40,772
Deferred income	28,522	3,620
Income taxes payable	3,457	9,967
Deferred income taxes	9,343	22,180
Forward purchase liability	—	93,500
Loans payable to former shareholders	2,342	3,036
Loan payable to non-affiliate	6,712	8,825
Other liabilities	22,895	6,227
Total liabilities	409,503	566,028

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 34,510,793 and 30,604,405 shares as of December 31, and March 31, 2018, respectively	35	31
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 30,911,808 and 37,187,932 shares as of December 31, and March 31, 2018, respectively	31	37
Treasury stock, at cost; 0 and 2,000,000 shares as of December 31, and March 31, 2018, respectively	—	(93,500)
Additional paid-in capital	635,005	753,077
Retained earnings	248,590	207,124
Accumulated other comprehensive loss	(32,994)	(13,956)
Total stockholders' equity	850,667	852,813
Total liabilities and stockholders' equity	1,260,170	1,418,841

Houlihan Lokey, Inc.
Consolidated Statement of Income
(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Revenues	$298,013	$258,937	$793,007	$718,611

Operating expenses:
Employee compensation and benefits	187,180	174,308	501,682	481,112
Travel, meals, and entertainment	12,991	8,034	32,689	19,941
Rent	9,987	7,159	28,612	21,308
Depreciation and amortization	3,635	1,971	10,809	6,120
Information technology and communications	5,775	4,424	16,073	13,666
Professional fees	6,087	4,484	18,148	10,242
Other operating expenses, net	10,099	4,072	26,432	11,538
Total operating expenses	235,754	204,452	634,445	563,927

Operating income	62,259	54,485	158,562	154,684

Other (income) expense, net	(672)	(632)	(3,285)	(2,338)
Income before provision for income taxes	62,931	55,117	161,847	157,022

Provision for income taxes	18,974	(6,466)	48,089	22,838
Net income attributable to Houlihan Lokey, Inc.	$43,957	$61,583	$113,758	$134,184

Weighted average shares of common stock outstanding:
Basic	61,972,027	62,552,777	62,399,221	62,338,102
Fully Diluted	65,758,679	66,122,939	65,985,660	66,467,378
Net income per share of common stock:
Basic	$0.71	$0.98	$1.82	$2.15
Fully Diluted	$0.67	$0.93	$1.72	$2.02

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2018	2017	2018	2017
Revenues	$298,013	$258,937	$793,007	$718,611

Employee Compensation and Benefits
Employee Compensation and Benefits (GAAP)	$187,180	$174,308	$501,682	$481,112
Less/Plus: Adjustments[1]	(6,138)	(9,885)	(18,417)	(22,497)
Employee Compensation and Benefits (Adjusted)	181,042	164,423	483,266	458,615

Non-Compensation Expenses
Non-Compensation Expenses (GAAP)	$48,574	$30,144	$132,763	$82,815
Less/Plus: Adjustments[2]	(1,550)	(1,275)	(7,507)	(1,275)
Non-Compensation Expenses (Adjusted)	47,024	28,869	125,256	81,540

Operating Income
Operating Income (GAAP)	$62,259	$54,485	$158,562	$154,684
Less/Plus: Adjustments[3]	7,688	11,160	25,923	23,772
Operating Income (Adjusted)	69,947	65,645	184,485	178,456

Other (Income) Expenses, net
Other (Income) Expenses, net (GAAP)	($672)	($632)	($3,285)	($2,338)
Less/Plus: Adjustments[4]	—	—	719	1,552
Other (Income) Expenses, net (Adjusted)	(672)	(632)	(2,566)	(786)

Provision for Income Taxes
Provision for Income Taxes (GAAP)	$18,974	($6,466)	$48,089	$22,838
Less/Plus: Adjustments[5]	845	27,163	5,984	40,767
Provision for Income Taxes (Adjusted)	19,819	20,697	54,073	63,605

Net Income
Net Income (GAAP)	$43,957	$61,583	$113,758	$134,184
Less/Plus: Adjustments[6]	6,842	(16,003)	19,221	(18,547)
Net Income (Adjusted)	50,799	45,580	132,979	115,637

Diluted adjusted net income per share of common stock	$0.77	$0.69	$2.02	$1.74
____________________________
Note: Figures may not sum due to rounding.

1.	Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any.

2.
Includes costs associated with Houlihan Lokey's secondary offering of stock ($0 in Q3 FY19; ($498) in YTD FY19; ($1,275) in Q3 FY18 and YTD FY18), completed acquisitions ($0 in Q3 FY19; ($1,929) in YTD FY19), acquisition-related amortization (($1,550) in Q3 FY19; ($4,460) in YTD FY19), and HL Finance setup costs ($0 in Q3 FY19 and ($619) in YTD FY19).

3.	Includes adjustments from (1) and (2) above.

4.	Includes Australia related transaction expenses ($166 in YTD FY18) and the reduction of an earnout liability ($719 in YTD FY19; $1,386 in YTD FY18).

5.
Includes adjustments relating to the following: (i) the tax impact of the Tax Act and other discrete items (($1,313) in Q3 FY19 and YTD FY19; $14,230 in Q3 FY18 and YTD FY18), (ii) the tax impact as a result of the adoption of ASU No. 2016-09, Compensation - Stock Compensation due to the acceleration of vesting of share awards ($9,448 in Q3 FY18 and $18,853 in YTD FY18), and (iii) the tax impact, using the adjusted effective tax rate, of the adjustments described in footnotes 1, 2, and 4 ($2,158 in Q3 FY19; $3,485 in Q3 FY18; $7,297 in YTD FY19; $7,684 in YTD FY18).

6.	Consists of the adjustments described above net of the tax impact of described adjustments.